Exhibit 3.5

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (this “Agreement”), dated as of March [●], 2019, is entered into by and among PF MANAGEMENT SERVICES, LLC, a Delaware limited liability company (the “Company”), and the persons and entities (each individually a “Purchaser,” and collectively, the “Purchasers”) named on the Schedule of Purchasers attached hereto (the “Schedule of Purchasers”).

WHEREAS, subject to the terms and conditions set forth herein, the Company wishes to issue and sell to the Purchasers, and the Purchasers wish to purchase from the Company, one or more Convertible Promissory Notes in exchange for the consideration (the “Consideration”) set forth opposite each Purchaser’s name on the Schedule of Purchasers.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms not otherwise defined in this Agreement will have the meanings set forth in this Section 1.

1.1 “Common Units” means the Company’s Common Units.

1.2 “Conversion Price” means:

(a) with respect to a conversion pursuant to Section 4.1, the lesser of (i) the product of 100% less the Discount and (y) the lowest per unit purchase price of the Equity Securities issued in the Next Equity Financing; and (ii) the quotient resulting from dividing (x) the Valuation Cap by (y) the Fully Diluted Capitalization immediately prior to the closing of the Next Equity Financing;

(b) with respect to a conversion pursuant to Section 4.2, the quotient resulting from dividing (i) the Valuation Cap by (ii) the Fully Diluted Capitalization immediately prior to the closing of the Corporate Transaction; and

(c) with respect to a conversion pursuant to Section 4.3, the quotient resulting from dividing (i) the Valuation Cap by (ii) the Fully Diluted Capitalization immediately prior to such conversion.

1.3 “Conversion Units” (for purposes of determining the type of Equity Securities issuable upon conversion of the Notes) means:

(a) with respect to a conversion pursuant to Section 4.1, the Equity Securities issued in the Next Equity Financing;

(b) with respect to a conversion pursuant to Section 4.2, Common Units; and

(c) with respect to a conversion pursuant to Section 4.3, Common Units.

1.4 “Corporate Transaction” means:

(a) the closing of the sale, transfer, or other disposition, in a single transaction or series of related transactions, of all or substantially all of the Company’s assets;

(b) the consummation of a merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of membership units of the Company immediately prior to such merger or consolidation continue to hold a majority of the outstanding voting securities of the membership units of the Company or the surviving or acquiring entity immediately following the consummation of such transaction); or

(c) the closing of the transfer (whether by merger, consolidation or otherwise), in a single transaction or series of related transactions, to a “person” or “group” (within the meaning of Section 13(d) and Section 14(d) of the Exchange Act) of the Company’s membership units if, after such closing, such person or group would become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding voting securities of the Company (or the surviving or acquiring entity).

For the avoidance of doubt, a transaction will not constitute a “Corporate Transaction” if its sole purpose is to change the state of the Company’s organization or to create a holding company that will be owned in substantially the same proportions by the members who held the Company’s securities immediately prior to such transaction. Notwithstanding the foregoing, the sale of Equity Securities in a bona fide financing transaction will not be deemed a “Corporate Transaction.”

1.5 “Discount” means 40%.

1.6 “Equity Securities” means (a) Common Units; (b) any securities conferring the right to purchase Common Units; or (c) any securities directly or indirectly convertible into, or exchangeable for (with or without additional consideration) Common Units. Notwithstanding the foregoing, the following will not be considered Equity Securities: (i) any security granted, issued or sold by the Company to any manager, officer, employee, consultant or adviser of the Company for the primary purpose of soliciting or retaining their services; (ii) any convertible promissory notes (including the Notes) issued by the Company; and (iii) any SAFEs issued by the Company.

1.7 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.8 “Fully Diluted Capitalization” means the number of issued and outstanding membership units of the Company, assuming (a) the conversion or exercise of all of the Company’s outstanding convertible or exercisable securities (except as set forth in the following sentence), including convertible Preferred Units and all outstanding vested or unvested options or warrants to purchase the Company’s membership units; and (b) solely for purposes of Section 1.2(c), the issuance of all of the Company’s membership units reserved and available for future issuance under the Company’s existing equity incentive plans or any equity incentive plan created or expanded in connection with the Next Equity Financing. Notwithstanding the foregoing, Fully Diluted Capitalization excludes: (i) any convertible promissory notes issued by the Company (including the Notes issued pursuant to this Agreement); (ii) any SAFEs issued by the Company; and (iii) any Equity Securities that are issuable upon conversion of any outstanding convertible promissory notes or SAFEs.

1.9 “Maturity Date” means, with respect to each Note issued under this Agreement, the date that is twenty-four (24) months following the date of the Initial Closing.

1.10 “Next Equity Financing” means the next sale (or series of related sales) by the Company of its Equity Securities following the date of this Agreement, in one or more offerings relying on Section 4(a)(2) of the Securities Act or Regulation D thereunder for exemption from the registration requirements of Section 5 of the Securities Act or relying on Regulation A+, from which the Company receives gross proceeds of not less than $5,000,000 (excluding, for the avoidance of doubt, the aggregate principal amount of the Notes).

1.11 “Notes” means the one or more Convertible Promissory Notes issued to each Purchaser pursuant to Section 2, the form of which is attached hereto as Exhibit A.

1.12 “Preferred Units” means the Company’s Preferred Units, whether now existing or hereafter created.

1.13 “Requisite Noteholders” means the holders of a majority-in-interest of the aggregate principal amount of the Notes.

1.14 “SAFE” means any simple agreement for future equity (or other similar agreement) issued by the Company for bona fide financing purposes and which may convert into the Company’s membership units in accordance with its terms.

1.15 “Securities Act” means the Securities Act of 1933, as amended.

1.16 “Valuation Cap” means $3,000,000.

2. Purchase and Sale of Notes. In exchange for the Consideration paid by each Purchaser, the Company will sell and issue to such Purchaser one or more Notes. Each Note will have a principal balance equal to that portion of the Consideration paid by such Purchaser for such Note, as set forth opposite such Purchaser’s name on the Schedule of Purchasers.

3. Closings.

3.1 Initial Closing. The initial closing of the sale of the Notes in return for the Consideration paid by each Purchaser (the “Initial Closing”) will take place remotely via the exchange of documents and signatures on the date of this Agreement, or at such other time and place as the Company and the Purchasers purchasing a majority-in-interest of the aggregate principal amount of the Notes to be sold at the Initial Closing agree upon orally or in writing. At the Initial Closing, each Purchaser will deliver the Consideration to the Company, and the Company will deliver to each Purchaser one or more executed Notes in return for the respective Consideration provided to the Company.

3.2 Subsequent Closings. In any subsequent closing (each, a “Subsequent Closing”), the Company may sell additional Notes subject to the terms of this Agreement to any purchaser as it will select. Any subsequent purchasers of Notes will become parties to, and will be entitled to receive Notes in accordance with, this Agreement. Each Subsequent Closing will take place remotely via the exchange of documents and signatures or at such locations and at such times as will be mutually agreed upon orally or in writing by the Company and such purchasers of additional Notes. The Schedule of Purchasers will be updated by the Company to reflect the additional Notes purchased at each Subsequent Closing and the parties purchasing such additional Notes.

4. Conversion. Each Note will be convertible into Conversion Units pursuant to this Section 4.

4.1 Next Equity Financing Conversion. The outstanding principal balance and unpaid accrued interest on each Note will automatically convert into Conversion Units upon the closing of the Next Equity Financing. Notwithstanding the foregoing, the Company may, at its option, pay any unpaid accrued interest on each Note in cash at the time of conversion rather than convert the amount of such unpaid accrued interest into Conversion Units. The number of Conversion Units the Company issues upon such conversion will equal the quotient (rounded down to the nearest whole unit) obtained by dividing (a) the outstanding principal balance and unpaid accrued interest (unless such interest is prepaid in accordance with the preceding sentence) under each converting Note calculated as of a date that is no more than five (5) days prior to the closing of the Next Equity Financing by (b) the applicable Conversion Price. At least five (5) days prior to the closing of the Next Equity Financing, the Company will notify the holder of each Note in writing of the terms of the Equity Securities that are expected to be issued in such financing. The issuance of Conversion Units pursuant to the conversion of each Note will be on, and subject to, the same terms and conditions applicable to the Equity Securities issued in the Next Equity Financing.

4.2 Corporate Transaction Conversion. In the event of a Corporate Transaction prior to the conversion of a Note pursuant to Section 4.1 or Section 4.3 or the repayment of such Note, at the closing of such Corporate Transaction, the holder of each Note may elect that either: (a) the Company will pay the holder of such Note an amount equal to the sum of all unpaid principal and accrued and unpaid interest due on such Note; or (b) such Note will convert into that number of Conversion Units equal to the quotient (rounded down to the nearest whole unit) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest of such Note calculated as of a date that is no more than five (5) days prior to the closing of such Corporate Transaction by (y) the applicable Conversion Price.

4.3 Maturity Conversion. At any time on or after the Maturity Date, at the election of the Requisite Noteholders, each Note will convert into that number of Conversion Units equal to the quotient (rounded down to the nearest whole unit) obtained by dividing (a) the outstanding principal balance and unpaid accrued interest of such Note on the date of such conversion by (b) the applicable Conversion Price.

4.4 Mechanics of Conversion.

(a) Financing Agreements. Each Purchaser acknowledges that the conversion of the Notes into Conversion Units pursuant to Section 4.1 may require such Purchaser’s execution of certain agreements relating to the purchase and sale of the Conversion Units, as well as agreements providing for registration rights, rights of first refusal and co-sale, rights of first offer and voting rights, if any, relating to such securities, including, but not limited to, the Company’s Third Amended and Restated Limited Liability Company Agreement dated August 8, 2017 (collectively, the “Financing Agreements”). Each Purchaser agrees to execute all of the Financing Agreements in connection with a Next Equity Financing.

(b) Certificates. As promptly as practicable after the conversion of each Note and the issuance of the Conversion Units, the Company (at its expense) will issue and deliver to the holder thereof a certificate or certificates evidencing the Conversion Units (if certificated), or if the Conversion Units are not certificated, will deliver a true and correct copy of the Company’s capitalization table reflecting the Conversion Units held by such holder. The Company will not be required to issue or deliver the Conversion Units until the holder of such Note has surrendered the Note to the Company (or provided an instrument of cancellation or affidavit of loss in form and substance satisfactory to the Company). The conversion of the Notes pursuant to Section 4.1 and Section 4.2 may be made contingent upon the closing of the Next Equity Financing and Corporate Transaction, respectively.

5. Representations and Warranties of the Company. In connection with the transactions contemplated by this Agreement, the Company hereby represents and warrants to the Purchasers as follows:

5.1 Due Organization; Qualification; and Good Standing. The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company.

5.2 Authorization and Enforceability. Except for the authorization and issuance of the Conversion Units, all limited liability company action has been taken on the part of the Company and its officers, managers, and members necessary for the authorization, execution, and delivery of this Agreement and the Notes. Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all limited liability company action required to make all of the obligations of the Company reflected in the provisions of this Agreement and the Notes valid and enforceable in accordance with their terms.

6. Representations and Warranties of the Purchasers. In connection with the transactions contemplated by this Agreement, each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:

6.1 Authorization. Each Purchaser has full power and authority (and, if such Purchaser is an individual, the capacity) to enter into this Agreement and to perform all obligations required to be performed by it hereunder. This Agreement, when executed and delivered by each Purchaser, will constitute such Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms, except: (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally; and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

6.2 Purchase Entirely for Own Account. Each Purchaser acknowledges that this Agreement is made with such Purchaser in reliance upon such Purchaser’s representation to the Company, which such Purchaser confirms by executing this Agreement, that the Notes, the Conversion Units, and any Common Units issuable upon conversion of the Conversion Units (collectively, the “Securities”) will be acquired for investment for such Purchaser’s own account, not as a nominee or agent (unless otherwise specified on such Purchaser’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to the Securities. If other than an individual, each Purchaser also represents it has not been organized solely for the purpose of acquiring the Securities.

6.3 Disclosure of Information; Non-Reliance. Each Purchaser acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Securities and has reviewed the Risk Factors concerning an investment in the Company set forth on Exhibit B. Each Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. Each Purchaser confirms that the Company has not given any guarantee or representation as to the potential success, return, effect, or benefit (either legal, regulatory, tax, financial, accounting, or otherwise) of an investment in the Securities. In deciding to purchase the Securities, each Purchaser is not relying on the advice or recommendations of the Company, and such Purchaser has made its own independent decision that the investment in the Securities is suitable and appropriate for such Purchaser. Each Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

6.4 Investment Experience. Each Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the Securities.

6.5 Accredited Investor. Each Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. Each Purchaser agrees to furnish any additional information or documentation requested by the Company to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

6.6 Restricted Securities. Each Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act or any state securities laws, by reason of specific exemptions under the provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of each Purchaser’s representations as expressed herein. Each Purchaser understands that the Securities are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, such Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission (“SEC”) and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale and further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on various requirements, including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of such Purchaser’s control, and which the Company is under no obligation, and may not be able, to satisfy.

6.7 No Public Market. Each Purchaser understands that no public market now exists for the Securities and that the Company has made no assurances that a public market will ever exist for the Securities.

6.8 No General Solicitation. Each Purchaser, and its officers, directors, employees, agents, stockholders, or partners have not either, directly or indirectly, including through a broker or finder, solicited offers for or offered or sold the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Each Purchaser acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

6.9 Residence. If the Purchaser is an individual, such Purchaser resides in the state or province identified on such Purchaser’s signature page hereto. If the Purchaser is a partnership, corporation, limited liability company or other entity, such Purchaser’s principal place of business is located in the state or province identified on such Purchaser’s signature page hereto.

7. Miscellaneous.

7.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that the Company may not assign its obligations under this Agreement without the written consent of the Requisite Noteholders. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.2 Governing Law. This Agreement and the Notes will be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction).

7.3 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via fax, e-mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5 Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by e-mail; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such e-mail address or other address as subsequently modified by written notice given in accordance with this Section 7.5).

7.6 No Finder’s Fee. Each party represents that it neither is nor will be obligated to pay any finder’s fee, broker’s fee or commission in connection with the transactions contemplated by this Agreement other than a six percent (6%) due from the Company to Wilmington Capital Securities, LLC in connection with the offering of Notes contemplated by this Agreement. Each Purchaser agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold each Purchaser harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.7 Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

7.8 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.9 Entire Agreement; Amendments and Waivers. This Agreement, the Notes and the other documents delivered pursuant hereto or in connection herewith constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The Company’s agreements with each of the Purchasers are separate agreements, and the sales of the Notes to each of the Purchasers are separate sales. Notwithstanding the foregoing, any term of this Agreement or the Notes may be amended and the observance of any term of this Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Requisite Noteholders. Any waiver or amendment effected in accordance with this Section 7.9 will be binding upon each party to this Agreement and each holder of a Note purchased under this Agreement then outstanding and each future holder of all such Notes.

7.10 Effect of Amendment or Waiver. Each Purchaser acknowledges and agrees that by the operation of Section 7.9 hereof, the Requisite Noteholders will have the right and power to diminish or eliminate all rights of such Purchaser under this Agreement and each Note issued to such Purchaser.

7.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provisions were so excluded and this Agreement will be enforceable in accordance with its terms.

7.12 Transfer Restrictions.

(a) “Market Stand-Off” Agreement. Each Purchaser hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s first underwritten public offering (the “IPO”) of its Common Units under the Securities Act, and ending on the date specified by the Company and the managing underwriter(s) (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on the publication or other distribution of research reports, and analyst recommendations and opinions): (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Common Units or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Units (whether such units or any such securities are then owned by the Purchaser or are thereafter acquired); or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities; whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or other securities, in cash, or otherwise. The foregoing provisions of this Section 7.12(a) will: (x) apply only to the IPO and will not apply to the sale of any securities to an underwriter pursuant to an underwriting agreement; (y) not apply to the transfer of any securities to any trust for the direct or indirect benefit of the Purchaser or the immediate family of the Purchaser, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer will not involve a disposition for value; and (z) be applicable to the Purchasers only if all officers and managers of the Company are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all members individually owning more than 5% of the outstanding Common Units. Notwithstanding anything herein to the contrary (including, for the avoidance of doubt, Section 7.1), the underwriters in connection with the IPO are intended third-party beneficiaries of this Section 7.12(a) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Purchaser further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with the IPO that are consistent with this Section 7.12(a) or that are necessary to give further effect thereto. For purposes of this Section 7.12(a), any references to Common Units shall include any common stock of a corporation into which the Company may be converted in the future in connection with an IPO.

In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to each Purchaser’s registrable securities of the Company (and the Company’s units or securities of every other person subject to the foregoing restriction) until the end of such period. Each Purchaser agrees that a legend reading substantially as follows will be placed on all certificates representing all of such Purchaser’s registrable securities of the Company (and the Company’s units or securities of every other person subject to the restriction contained in this Section 7.12(a)):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD BEGINNING ON THE EFFECTIVE DATE OF THE COMPANY’S REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE COMPANY’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SECURITIES.

(b) Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth in this Agreement, each Purchaser agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to make the representations and warranties set out in Section 6 and the undertaking set out in Section 7.12(a) of this Agreement and:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in connection with such registration statement; or

(ii) such Purchaser has (A) notified the Company of the proposed disposition; (B) furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition; and (C) if requested by the Company, furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration under the Securities Act.

Each Purchaser agrees that it will not make any disposition of any of the Securities to the Company’s competitors, as determined in good faith by the Company.

(c) Legends. Each Purchaser understands and acknowledges that the Securities may bear the following legend:

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

7.13 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, entity, or owner of any securities thereof, other than the Company as provided in this Agreement, in making its investment or decision to invest in the Company. Each Purchaser agrees that no other Purchaser, nor the controlling persons, officers, directors, partners, agents, stockholders, members, managers, or employees of any other Purchaser, will be liable for any action heretofore or hereafter taken or not taken by any of them in connection with the purchase and sale of the Securities.

7.14 Acknowledgment. For the avoidance of doubt, it is acknowledged that each Purchaser will be entitled to the benefit of all adjustments in the number of the Company’s membership units as a result of any splits, recapitalizations, combinations or other similar transactions affecting the Company’s membership units underlying the Conversion Units that occur prior to the conversion of the Notes.

7.15 Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Agreement and the Notes and any agreements executed in connection herewith or therewith.

7.16 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[Remainder of Page Left Blank—Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

PF MANAGEMENT SERVICES, LLC, a Delaware limited liability company

By:
Name:	Dennis L. Smith
Title:	President

Address:
P.O. Box 2589
Naples, Florida 34106

E-mail:	dsmith@premierfuneral.net

Signature Page to Convertible Note Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

Signature:

Print Name:	Paul Rosenberg

Address:

E-mail:

State of Residence: Florida

Amount of Note Purchased: $400,000

Signature Page to Convertible Note Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

Purchaser: Davos Partners, LP

By:
Name:	David Nolan
Title:	General Partner

Address:

Attn:

E-mail:

State of Organization/Incorporation: Delaware

Amount of Note Purchased: $700,000

Signature Page to Convertible Note Purchase Agreement

EXHIBIT A

FORM OF CONVERTIBLE PROMISSORY NOTE

[TO BE ATTACHED]

EXHIBIT B

RISK FACTORS

An investment in the Company is highly speculative and involves a high degree of risk. An investment should be made only by investors who can afford the loss of their entire investment. Prior to making an investment decision, you should carefully consider the following Risk Factors in addition to, and in conjunction with, all of the other information provided in and with the Convertible Note Purchase Agreement to which these Risk Factors are attached and any other information provided to you by the Company. The Risk Factors below are not intended to be an exhaustive list of all risks involved, but merely a representative listing of certain of those risks currently relevant to the Company.

The Company and its affiliates have a limited operating history.

The Company and its affiliates consist of numerous recently formed business entities that have limited operating histories on which investors can evaluate potential performance. Although certain individuals on the Company’s management team have substantial experience in the death care industry and consumer services businesses generally, the Company itself has a limited operating history. The long-term revenue and income potential of the Company’s business model and the related market are unproven. Before investing, you should evaluate the risks, expenses and problems frequently encountered by companies such as the Company that are in the growth stage.

The Company may not be able to identify, complete, fund, or successfully integrate additional funeral home business acquisitions, which could have an adverse effect on its results of operations.

A primary component of the Company’s business strategy is to grow through acquisitions of funeral homes at attractive prices and on favorable terms. The Company cannot assure you that it will be able to identify and acquire businesses on terms favorable to it (or at all). The Company may face competition from other death care companies in making acquisitions. Industry consolidation or rising valuations could lead to a dearth of suitable acquisition targets. To date, the Company has funded its initial acquisitions primarily through senior debt facilities and seller financing, with limited up front equity (cash) contributions to transactions. The Company’s ability to make acquisitions in the future may be limited by its inability to secure adequate financing, restrictions under its existing or future debt agreements, competition from third parties, or a lack of suitable properties.

In addition, if the Company completes acquisitions, it may encounter various associated risks, including the possible inability to integrate an acquired business into its operations, diversion of management’s attention, and unanticipated problems or liabilities, some or all of which could have a material adverse effect on its operations and financial performance. The Company cannot predict the competitive dynamics in a specific market after it acquires a funeral home business. Also, when the Company acquires funeral homes that do not have an existing pre-need sales program, the operation of the business and implementation of a preneed insurance sales program after acquisition may require significant time resources on the part of the Company’s management. This may make it more difficult for the Company to focus on additional acquisitions. The Company cannot assure you that it will source, close, and effectively provide management services to additional funeral businesses that it does not own.

The Company is dependent upon highly qualified personnel, including its current management, and the loss of such personnel is a risk to its success.

The Company is substantially dependent on current and future management who have experience in the death care industry and complementary firms. A component of the Company’s business strategy is to purchase businesses that the management team believes already employ high quality managers and licensed and unlicensed employees and then retain them after the acquisition. The Company is highly dependent on the efforts of its acquired businesses’ management and technically skilled personnel, including licensed funeral directors, insurance sales representatives and additional staff, and the Company’s future performance will depend in part on its the ability of management to manage growth effectively and to retain the services of those full time and contract employees. Because competition for high quality management, technical and other personnel is intense, the Company may be unable to retain its key employees or attract other highly qualified employees in the future.

The loss of the services of any of the Company’s management team members or the failure to attract and retain additional key employees could have a material adverse effect on the Company’s business, financial condition, and results of operations. In particular, the success of the Company’s business is substantially dependent on the continued services and on the performance of Dennis L. Smith, who has experience and expertise in the death care industry and has recently led the Company to execute its business model and strategy. The loss of the services of Dennis L. Smith could harm the Company’s business and prospects.

The death care business and funeral home industry continues to be competitive, both generally and in the Company’s target markets.

The Company faces competition in all of its markets. Most of the Company’s competitors are and will be independent operations. The Company’s ability to compete successfully depends on management’s forward vision, timely responses to changes in the business environment, the Company’s funeral homes’ ability to maintain a good reputation and high professional standards as well as offer products and services at competitive prices. The Company anticipates that additional consolidators will enter the industry and likely pursue acquisitions in the Company’s market areas, potentially increasing the average consideration required to successfully purchase a funeral home business. If the Company faces price competition in its markets, or if local competitors successfully exploit the fact that the Company’s acquired businesses are now owned by a perceived “corporate consolidator,” the Company may not be able to successfully execute its business plan in a particular market. If the Company is unable to successfully compete in its markets, its financial condition, results of operations, and cash flows could be materially adversely affected.

The Company’s financial results could be negatively affected if acquisitions fail to perform as expected or the Company realizes unexpected liabilities.

The Company’s capital deployed to acquire funeral home acquisitions may be significant individually or in the aggregate. As a result, if a significant investment in one or more businesses fails to perform as expected, the Company’s financial results could be more negatively affected and the magnitude of the loss could be more significant than if the Company had made smaller investments in more businesses. The Company’s financial results could be negatively affected if any of the acquired businesses encounter unexpected financial burdens and fail to perform as expected. Additionally, though acquisitions are typically structured as asset purchases which alleviate potential costs and problems associated with unknown liabilities, the Company may experience various liabilities unknown at the time of acquisition, negatively impacting expenses, brand, and reputation, and management’s time and attention required to address such circumstances.

Demand for products and services are dependent on death rates and are influenced by a variety of general economic factors.

Key drivers of demand are death rates and overall trends related to the national and local economies. While death rates generally have been increasing, medical advances could reverse that trend and negatively impact demand in the funeral services business. Spending on funeral services and related products is dependent on general economic factors. In times of economic distress, consumers spend less on funeral services and related products. If the United States experiences a general economic downturn, the Company’s business results may suffer.

Operating results may involve significant fluctuations.

Various factors contribute to significant periodic and seasonal fluctuations in the Company’s results of operations, including:

•	death rates in local markets, including seasonal variations;

•	competitive dynamics in the Company’s markets;

•	the volume of calls relative to the Company’s capacity;

•	effectiveness in managing overhead costs;

•	changes in cost and availability of labor and products; and

•	changes in financing costs.

Accordingly, investors should not rely on the results of any period as an indication of the Company’s future performance.

An increase in cremation rates would negatively impact total industry revenue and potentially impact the Company’s revenue and profitability.

Cremations on average generate approximately 20% of the revenue generated from traditional burial services. Cremations accounted for about 50% of United States funeral services in 2014. Management has focused on providing consumers with an expanded product and service offering related to cremation memorial services, resulting in higher than market average revenue and profit per case. The Company has invested heavily in training its staff on the importance of memorial services when cremation is chosen as a final disposition at the Company’s business locations. If the Company is unable to successfully expand its cremation memorialization products and services and increase revenue per case at acquired businesses, the Company’s financial condition, results of operations, and cash flows could be materially and adversely affected.

The Company’s ability to generate preneed insurance sales depends on a number of factors, including sales capabilities and incentives and local and general economic conditions.

The Company typically seeks to acquire businesses for which the Company believes it can increase sales of preneed contracts funded by final expense-insurance, generating revenue for the Company and potentially increasing future market share. This focus is a core component of the Company’s business strategy. The Company expects that a portion of its acquired businesses will have little, if any, experience selling preneed insurance or will have “incumbent” agreements and relationships with marketing agencies, carriers and others involved in pre-planning funerals. Implementing a new preneed sales program involves upfront costs in terms of personnel, training, marketing and other related expenses. The Company also currently relies on a third party preneed insurance marketer to assist with targeting, marketing, and selling to customer prospects in specific markets and several of the Company’s current funeral homes have legacy relationships with local agencies. If the Company fails and/or its marketing partners fail to effectively implement a new preneed sales effort or increase preneed sales at an acquired business, it would reduce backlog and revenue and could reduce future market share.

The Company has employed a significant amount of leverage to fund acquisitions, an approach which the Company expects to continue.

Bank debt and seller financing have accounted for as much as 100% of the purchase price of certain acquisitions. As a result, total senior debt has accounted for up to approximately 70% of transaction capital structure. The Company may use proceeds from this offering to provide additional upfront equity capital to fund acquisitions. An unexpected downturn related to revenue at acquired businesses, or increased one time or ongoing expenses experienced by the Company’s acquired funeral homes, may impair the Company’s ability to service its debt payments and/or pay down its lending facilities. Additionally, the United States capital markets experienced extreme volatility and disruption over the past decade, leading to recessionary conditions and disruptions in the capital markets, including a tightened commercial lending environment. Changes in economic conditions, including, for example, interest rates, exchange rates, inflation rates, industry conditions, competition, technological developments, political and diplomatic events and trends, tax laws and innumerable other factors, can substantially and adversely affect the business and prospects of the Company. If current market conditions worsen, any resulting market illiquidity or downturn may have an adverse effect on the value of the Company or its ability to secure senior debt or other forms of capital. None of those conditions are foreseeable or within the control of the Company.

Any rise in interest rates would lead to higher costs of financing and more stringent terms associated with debt facilities.

Recent interest rates have been lower than on average over the past twenty years. The Company’s management anticipates that its lending facilities could include variable interest rates. Because the Company’s strategy is reliant on senior lending facilities to finance acquisitions, either through commercial banks or private debt providers, a rise in interest rates would negatively impact earnings and could lead to a slowing in acquisition-related growth. Additionally, the Company has financed some acquisitions with seller financing, such as promissory notes, on relatively favorable terms associated with interest rates, term to maturity, subordination, and other material terms. If the Company is unable to secure similar terms from sellers in the future due to a rise in interest rates generally or if fewer sellers are willing to accept a portion of consideration in seller financing, the Company may experience higher costs of financing its acquisitions.

The sale of the Company’s products and services and its local market share depends to some extent on reputation.

Reputation is considered a key driver of funeral home selection. Any future degradation of the brand equity or the reputations and brands of acquired businesses could negatively impact operating results.

The Company currently relies, and will continue to rely, on other parties and partners for several key aspects of our business and operations.

The Company relies on third parties for certain portions of our business operations and services and will rely on other parties to develop key business relationships. The Company also significantly relies on partners and there can be no assurance that the Company will find the appropriate partners. For example, the Company relies on third parties to provide critical products associated with funeral services, such as caskets, urns and others, and services, such as preneed insurance sales and marketing. If any of those parties fail to provide the products and services as outlined in agreements with them or if those businesses fail, the Company’s business and operations will suffer. Additionally, if the failure of one or more of those partners involves product liability, civil litigation, alleged breach of any industry rules or regulations or the like, the Company’s brand, financial performance, and ability to grow may be negatively impacted, despite any indemnification agreements the Company may have in place with such suppliers.

Financial projections are uncertain and should not be relied upon.

The Company has internally prepared financial projections that it uses for management decision making. Those financial projections are based on many assumptions, including assumptions relating to future events and conditions. Many of those assumptions relate to matters beyond the Company’s control and are susceptible to wide variation. To the extent that the Company’s actual experience differs from any one or more of those assumptions, the actual financial results will differ from the financial projections. Such differences are likely to be material. Accordingly, investors should not rely on the accuracy of any projections or predictions about the future in making an investment in the securities.

Regulation and compliance could have a material adverse impact on financial results.

The Company’s operations are subject to regulation, supervision, and licensing under numerous federal, state, and local laws, ordinances, and regulations, including extensive regulations concerning trust funds, preneed sales of funeral and cemetery products and services, and various other aspects of the Company’s business. For example, the funeral home industry is regulated by the Federal Trade Commission (“FTC”), which requires funeral homes to take actions designed to protect consumers. The Company’s facilities are also subject to stringent health, safety and environmental regulations. Violations of applicable laws could result in fines or sanctions against the Company, including the loss of licenses necessary to operate the businesses lawfully.

In addition, from time to time, governments and agencies propose to amend or add regulations, which could increase costs and decrease cash flows. For example, foreign, federal, state, local, and other regulatory agencies have considered and may enact additional legislation or regulations that could affect the death care industry. These include regulations that require more liberal refund and cancellation policies for preneed sales of products and services, limit or eliminate the Company’s ability to use surety bonding for preneed liabilities, increase trust deposit requirements, require the deposit of funds or collateral to offset unrealized losses of trusts, and/or prohibit the common ownership of funeral homes and cemeteries in the same market. If adopted by the regulatory authorities of the jurisdictions in which the Company operates, these and other possible proposals could have a material adverse effect on the Company’s financial condition, results of operations, and cash flows.

Compliance with laws, regulations, industry standards, and customs concerning burial procedures and the handling and care of human remains is critical to the continued success of the Company’s business and any operations the Company may acquire. Litigation and regulatory proceedings regarding these issues could have a material adverse effect on the Company’s financial condition, results of operations, and cash flows. The Company is continually monitoring and reviewing its operations and completing risk assessments in an effort to ensure that it is in compliance with those laws, regulations, and standards and, where appropriate, taking appropriate corrective action. However, the Company cannot ensure investors that a business will be at all times fully in compliance with any of those laws and regulations, or that employees at individual businesses or service providers with which the Company contracts will not violate them.

If state laws or their interpretations change, or new laws are enacted relating to the ownership of funeral homes and/or cemeteries, the Company’s business, financial condition and results of operations could be adversely affected.

Some state laws restrict ownership of funeral homes to licensed funeral directors and/or to funeral directors who are licensed in that particular state, and those restrictions typically vary from state to state. If state laws change or new laws are enacted that prohibit the Company from managing funeral homes in those states, then the Company’s business, financial condition and results of operations could be adversely affected. In some cases, the Company may acquire cemeteries, typically as part of a multi-business acquisition. Some states require cemeteries to be organized in the nonprofit form, but permit those nonprofit entities to contract with for-profit companies for management services. If state laws change or new laws are enacted that prohibit the Company from managing cemeteries in those states, then the Company’s business, financial condition and results of operations could be adversely affected. Additionally, several states are implementing laws that restrict the types of activities death care companies commonly use to solicit potential customers of preneed insurance. If those regulations impede the Company’s ability to cost-effectively grow preneed business or if the Company violates (unknowingly or otherwise) such new rules and regulations, the Company’s preneed initiatives may fail to perform.

If state laws or interpretations of existing state laws change or if new laws are enacted, the Company may be required to increase trust/escrow deposits or to alter the timing of withdrawals from trusts/escrows, which may have a negative impact on the Company’s revenues and cash flow.

The Company’s acquired businesses are required by most state laws to deposit specified percentages of the proceeds from preneed sales of cemetery and funeral services and merchandise into merchandise and service trusts and, once the Company owns cemetery assets, at-need and pre-need sales of interment rights into endowment care trusts. Those laws also determine when funds can be withdrawn, whether as principal or interest, from those trusts/escrows. If those laws or the interpretations of those laws change or if new laws are enacted, the Company may be required to deposit more of the sales proceeds received from sales into the trusts/escrows or to defer withdrawals from the trusts/escrows, thereby decreasing cash flow until the Company is permitted to withdraw the deposited amounts. This could also reduce cash available for distribution.

The Company faces risks associated with general liability, civil claims and misconduct, which the Company may not be able to foresee or control.

The Company faces a general inherent business risk of exposure to service liability and civil claims. A successful claim brought against the Company or one of its individual funeral businesses in excess of available insurance coverage, or any claim that results in significant negative publicity against the Company, would have a material adverse effect on the Company’s business and financial condition. If an employee, contractor, and/or service provider associated with one of the Company’s acquired funeral homes becomes involved in a civil or criminal litigation, business results could suffer.

Financial results could be negatively affected if the Company cannot negotiate favorable agreements with industry vendors and service providers.

A core component of the Company’s strategy involves executing agreements with vendors and service providers that are more favorable than those of the Company’s acquired firms or a company that currently generates our volume of business. An example of this type of strategic vendor is Batesville Casket Company, together with its subsidiaries, such as Batesville Interactive, and HMIS, Inc. These agreements allow the Company to quickly lower costs of goods sold and generate higher gross profit and EBITDA margins after closing an acquisition. If the Company is unable to negotiate similar agreements or satisfy the minimum volume and other terms in the Company’s existing contractual agreements, then financial results could be negatively impacted.

The Company is subject to legal restrictions on marketing practices that could reduce the volume of sales, which could have an adverse effect on the Company’s business, operations, and financial condition.

The enactment or amendment of legislation or regulations relating to marketing activities that make it more difficult for the Company to sell products and services could have a material adverse effect on the Company’s results of operations and financial results. For example, the federal “do not call” legislation has adversely affected funeral businesses’ ability to market products and services using telephone solicitation by limiting who they may call and increasing costs of compliance. As a result, the Company relies heavily on direct mail marketing and telephone follow-up with existing contacts. Additional laws or regulations limiting the Company’s ability to market through direct mail, over the telephone, through Internet and e-mail advertising or door-to-door may make it difficult to identify potential customers, which could increase marketing costs. Both increases in marketing costs and restrictions on the Company’s ability to market effectively could reduce revenues and could have an adverse effect on the Company’s business, operations, and financial condition.

The Company is subject to environmental and health and safety laws and regulations that may adversely affect operating results.

Funeral home operations are subject to numerous federal, state, and local environmental and health and safety laws and regulations, as will any future cemetery operations. The Company may become subject to liability for the removal of hazardous substances and solid waste under the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) and other federal and state laws. Under CERCLA and similar state laws, strict or joint and several liability may be imposed on various parties, regardless of fault or the legality of the original disposal activity. The Company’s funeral home and cemetery and crematory operations include the use of some materials that may meet the definition of “hazardous substances” under CERCLA or state laws and thus may give rise to liability if released to the environment through a spill or release. The Company cannot assure investors that the Company will not face liability under CERCLA or state laws for any environmental conditions at the Company’s facilities, and the Company cannot assure investors that those liabilities will not be material. Funeral home and potential future cemetery operations are subject to regulation of underground and above ground storage tanks and laws managing the disposal of solid waste. If new requirements under local, state, or federal laws are to be adopted, and are more stringent than existing requirements, new permits or capital expenditures may be required.

The Company’s funeral home operations are generally subject to federal and state laws and regulations regarding the disposal of medical waste and are also subject to regulation by federal, state or local authorities under the Emergency Planning and Community Right-to-Know Act (“EPCRA”). The Company is required by EPCRA to maintain and report to the regulatory authorities a list of any hazardous chemicals and extremely hazardous substances, which are stored or used at the Company’s facilities, if particular thresholds are met.

The Company expects to acquire crematory operations in the future, either as part of a multi-location purchase or outright. The Company’s future crematory operations may be subject to regulation under the federal Clean Air Act and any analogous state laws. If new regulations applicable to the Company’s crematory operations are adopted, they could require permits or capital expenditures that could increase costs of operation and compliance.

The securities being offered will not be publicly tradable and there is no assurance that there will ever be a public market for the Company’s at any time.

There is no public trading market for the Company’s securities at this time and the Company cannot assure investors that any market for the Company’s securities will ever develop. The Company has no definite plans to pursue a public market for its securities and cannot assure investors that the Company will ever register its securities or become a public company. The Company’s securities are not readily marketable and their value may be subject to adverse conditions that are impossible to predict. There can be no assurance that, if it becomes necessary to sell or transfer the Company’s securities, a buyer could be found or a suitable purchase price could be obtained. With no public trading market, it may be extremely difficult or impossible for investors to resell securities if investors desire to do so. In addition, there can be no assurance that, in the event investors are able to find a purchaser for the Company’s securities and such transaction is an exempt transaction under federal and state securities laws, that investors will be able to resell such securities at the price paid in this offering. Therefore, prospective investors who require liquidity in their investment should not rely upon the securities being offered under this offering as a short term component of the investor’s return on investment.

The securities offered are “restricted” securities and have not been registered under federal or state securities laws, but rather are offered pursuant to certain exemptions thereunder. The securities offered hereby may not be lawfully transferred unless they are subsequently registered, or exempt from such registration, under the applicable provisions of the similar laws of the state of the proposed transferee resides. Because the securities have not been so registered, persons acquiring securities in this offering will be required to represent in writing that they are purchasing the securities for investment only and not with a view toward or for sale in connection with any subsequent distribution thereof.

Management has broad discretion in using the proceeds from this offering.

Management plans to use the proceeds from the offering for general corporate purposes. Management has broad discretion in the application of proceeds and the timing of the expenditure of the proceeds of the offering. If management fails to apply the proceeds effectively, management may not be successful in implementing its business plan. Investors will not have the opportunity to evaluate all of the economic, financial, or other information upon which management bases its decisions.

Financial statements are unaudited and have not been reviewed by an independent auditor.

The Company’s financial information is internally prepared and has not been audited or reviewed by independent auditors. An audit could result in significant adjustments that could adversely affect the financial information presented. While the Company makes every reasonable effort to ensure that its monthly and quarterly financial statements are accurate and correct in all material respects, investors should consider that the Company’s financial statements have not been audited.

The Company is not subject to Sarbanes-Oxley and thus has not implemented the financial controls and procedures of public companies.

The Company does not have the internal control infrastructure that would meet the standards of a public company, including the requirements of the Sarbanes-Oxley Act of 2002. The Company is currently not subject to the Sarbanes-Oxley Act of 2002, and its financial controls reflect its status as development stage, non-public company. The Company does not have the internal infrastructure necessary to complete an attestation about financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no guarantee that there are no significant deficiencies or material weaknesses in the quality of the Company’s financial controls. If the Company becomes a public company, the cost and expense of such compliance would be substantial and have a material adverse effect on financial results.

The Company may issue securities in the future that could dilute ownership.

Because the Company may need to raise additional capital to continue to expand the Company’s business, acquire additional death care businesses, or for other purposes, the Company may decide to raise additional funds. If the Company raises funds by issuing equity securities, the percentage ownership of the Company’s equity holders may be reduced and the new equity securities may have rights superior to those of the current equity holders. The Company may not obtain sufficient financing on terms that are favorable to the Company. The Company may delay, limit, or eliminate some or all of its proposed operations if adequate funds are not available. The Company may also issue equity securities as consideration for acquisitions that the Company consummates. Those future equity issuances, together with the issuance of incentive units to management and employees, could result in further dilution to investors.

THE FOREGOING RISK FACTORS DO NOT PURPORT TO BE A COMPLETE EXPLANATION OF THE RISKS INVOLVED IN THE OFFERING. EACH INVESTOR SHOULD BE FAMILIAR WITH THE BUSINESS IN GENERAL AND SHOULD CONSULT THE INVESTOR’S OWN LEGAL, TAX AND FINANCIAL ADVISORS WITH RESPECT TO AN INVESTMENT IN THE BUSINESS.

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